UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2022

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2022, the stockholders of Journey Medical Corporation (the “Company” or “Journey”) voted at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s 2015 Stock Plan (the “Plan”) to increase the shares of common stock, par value $0.0001 per share (the “Common Stock”) available for issuance under the Plan by 3,000,000 shares from 4,642,857 shares to 7,642,857 shares.

The Company’s Board of Directors approved the Plan Amendment on April 19, 2022, subject to stockholder approval at the 2022 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the Plan as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2022, the Company held its 2022 Annual Meeting of stockholders at 11:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 13,385,748 shares of the Company’s Common Stock, or 77.01%, of the 17,380,844 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2022 Annual Meeting, the following three proposals were approved: (i) the election of six directors to hold office until the 2023 annual meeting of stockholders; (ii) the ratification of the appointment of KPMG LLP as Journey’s independent registered public accounting firm for the year ending December 31, 2022; and (iii) an amendment to the Plan to increase the shares of Common Stock available for issuance under the Incentive Plan by 3,000,000 shares from 4,642,857 shares to 7,642,857. The three proposals are described in detail in Journey’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting filed with the SEC on April 28, 2022.

As of the April 25, 2022 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting, 11,380,844 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 11,380,844 votes and 6,000,000 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 12,518,928 votes, as determined in accordance with Article IV, Section 3.2 of the Company’s Third Amended and Restated Certificate of Incorporation.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2023 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	17,456,650	839,594	1,608,432
Claude Maraoui	18,262,035	34,209	1,608,432
Neil Herskowitz	18,134,535	161,709	1,608,432
Dr. Jeffrey Paley	18,269,610	26,634	1,608,432
Justin Smith	18,269,535	26,709	1,608,432
Miranda Toledano	18,262,110	34,134	1,608,432

Proposal 2

The vote with respect to the ratification of KPMG LLP as Journey’s independent registered accounting firm for the year ending December 31, 2022 was as follows:

Total Votes For	Total Votes Against	Abstentions
19,887,190	3,673	13,813

Proposal 3

The vote with respect to the approval of an amendment to Journey’s 2015 Stock Plan to increase the number of shares of Common Stock authorized for issuance by 3,000,000 shares from 4,642,857 shares to 7,642,857 shares available for issuance under the Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
18,146,702	120,996	28,546	1,608,432

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Amendment to the Journey Medical Corporation 2015 Stock Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)

Date: June 21, 2022

	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director